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                                                                     EXHIBIT 4.5

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND
MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL APRIL 7, 2002 EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS MADE THEREUNDER.
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WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL
APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL AUGUST 7, 2001.
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THE WARRANT MAY NOT BE EXERCISED UNLESS A CURRENT REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, IS EFFECTIVE OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE WARRANT MAY NOT BE EXERCISED UNLESS SUCH EXERCISE, AND THE ISSUANCE OF THE UNDERLYING COMMON STOCK CAN BE EFFECTED IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY.
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                       SHARE PURCHASE WARRANT CERTIFICATE

                        VOID AFTER THE CLOSE OF BUSINESS
                          IN VANCOUVER ON APRIL 7, 2003

 SHARE PURCHASE WARRANT TO PURCHASE 384,550 COMMON SHARES OF ENERGAS RESOURCES
     INC. (INCORPORATED UNDER THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA)

THIS IS TO CERTIFY THAT, for value received, JURASSIC CAPITAL LLC (the "Holder") is entitled to purchase 384,550 fully paid and non-assessable common shares of ENERGAS RESOURCES INC. (herein called the "Company") as such shares were constituted on March 5, 2001, at any time up to the close of business at the City of Vancouver, Province of British Columbia, on April 7, 2003, at a price of $0.30 (CDN.) per share, upon and subject to the terms and conditions hereof.

This Warrant may be exercised only at the offices of Pacific Corporate Trust Company, Suite 830, 625 Howe Street, Vancouver, British Columbia V6C 3B8.

This Warrant is not valid until countersigned by Pacific Corporate Trust
Company.

This Warrant is not transferable and is issued subject to the Terms and Conditions appended hereto.

IN WITNESS WHEREOF the Company has caused this Warrant to be executed and Pacific Corporate Trust Company has caused this Warrant to be countersigned by a duly authorized officer.

DATED:  April 6, 2001

                                          Countersigned
ENERGAS RESOURCES INC.                    PACIFIC CORPORATE TRUST
                                          COMPANY


Per:   /s/ George G. Shaw                 Per:  /s/ Laurie Waddington
    -------------------------------           -------------------------------
       Authorized Signatory                     Authorized Signatory

                   (SEE TERMS AND CONDITIONS ATTACHED HERETO)

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                                                                    SCHEDULE "A"

                         TERMS & CONDITIONS FOR WARRANTS

Terms and Conditions attached to the Share Purchase Warrant issued by ENERGAS RESOURCES INC. to the Warrant Holder and dated for reference the 6th day of April, 2001.

                          ARTICLE ONE - INTERPRETATION

Section 1.01 - DEFINITIONS: In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a) "Company" means Energas Resources Inc. until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter "Company" shall mean such successor corporation;

(b) "Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

(c) "Director" means a Director of the Company for the time being, and reference, without more, to action by the Directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;

(d) "herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

(e) "person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(f) "Shares" means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the Shares;

(g) "Transfer Agent" means the trust company duly appointed as the Registrar and Transfer Agent of the Company;

(h) "Warrant" means a share purchase warrant of the Company issued and presently authorized, as set out in Section 2.01 hereof;

(i) "Warrant Certificate" means the certificate to which these Terms and Conditions are attached;

(j) "Warrant Holder" or "Holder" means the person named as such on the Warrant Certificate;

(k) Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Section 1.02 - INTERPRETATION NOT AFFECTED BY HEADINGS: The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction of interpretation thereof.

Section 1.03 - APPLICABLE LAW: The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto.

ARTICLE TWO - ISSUE OF WARRANTS

Section 2.01 - ISSUE OF WARRANTS: A Warrant as dated above entitling the Holder to purchase the aggregate of number of Shares referred to on the Warrant Certificate is hereby authorized to be issued by the Company.

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                                      -2-

Section 2.02 - ADDITIONAL WARRANTS: The Company may at any time and from time to time do further equity or debt financing and may issue additional Shares, warrants or grant options or similar rights to purchase Shares.

Section 2.03 - ISSUE IN SUBSTITUTION FOR LOST WARRANTS

(a) The Warrant Certificate becomes mutilated, lost, destroyed or stolen, the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate.

(b) The Holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss destruction or theft of the Warrant Certificate, shall furnish to the Company such evidence of loss, destruction, or theft as shall be satisfactory to the Company in its discretion and the Company may also require the Holder to furnish indemnity in an amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

Section 2.04 - WARRANT HOLDER NOT A SHAREHOLDER: The Warrant shall not constitute the Holder a shareholder of the Company, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.

ARTICLE THREE - TRANSFER

Section 3.01 - TRANSFER OF THE WARRANT: The Warrant Certificate is non-transferable.

ARTICLE FOUR - EXERCISE OF THE WARRANT

Section 4.01 - METHOD OF EXERCISE OF THE WARRANT: The right to purchase shares conferred by the Warrant Certificate may be exercised, prior to its expiry time, by the Holder surrendering it, with a duly completed and executed subscription in the form attached thereto and cash or a certified cheque payable to or to the order of the Company, at par in Vancouver, British Columbia, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of Canada, to the Transfer Agent at its principal office in the City of Vancouver.

Section 4.02 - EFFECT OF EXERCISE OF THE WARRANT:

(a) Upon surrender and payment as aforesaid the Shares so subscribed for shall be issued and the Holder shall become the holder of record of such Shares on the date of such surrender and payment.

(b) Within ten business days after surrender and payment as aforesaid, the Company shall forthwith cause to be delivered to the Holder a certificate for the Shares purchased as aforesaid.

Section 4.03 - SUBSCRIPTION FOR LESS THAN ENTITLEMENT: The Holder may subscribe for and purchase a number of Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to the Warrant Certificate, the Holder shall be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which it was entitled to purchase pursuant to the surrendered Warrant Certificate and which were not then purchased.

Section 4.04 - EXPIRATION OF THE WARRANT: After the expiration of the period within which the Warrant Certificate is exercisable, all rights thereunder shall wholly cease and terminate and the Warrant shall be void and of no effect.

Section 4.05 - EXERCISE PRICE: The price per Share which must be paid to exercise a Warrant is as set forth on the face of the Warrant Certificate.

Section 4.06 - ADJUSTMENT OF EXERCISE PRICE

The number of Shares deliverable upon the exercise of a Warrant shall be subject to adjustment in the events and in the following:

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                                      -3-

(a) In the event of any subdivision or subdivisions of the Shares as such are constituted on the date hereof at any time while the Warrant is outstanding into a greater number of Shares, the Company will thereafter deliver at the time of purchase of Shares under the Warrant, in addition to the number of Shares in respect of which the right to purchase is then being exercised, such additional number of Shares as result from said subdivision or subdivisions without the Holder making any additional payment or giving any other consideration therefor.

(b) In the event of any consolidation or consolidations of the Shares as such are constituted on the date hereof at any time while the Warrant is outstanding, into a lesser number of Shares, the Company shall thereafter deliver and the Holder shall accept, at the time of purchase of Shares under the Warrant, in lieu of the number of Shares in respect of which the right to purchase is then being exercised, the lesser number of Shares as result from such consolidation or consolidations.

(c) In the event of any change of the Shares as such are constituted on the date hereof at any time while the Warrant is outstanding, the Company shall thereafter deliver at the time of purchase of Shares under the Warrant the number of Shares of the appropriate class resulting from the said change as the Holder would have been entitled to receive in respect of the number of Shares so purchased had the right to purchase been exercised before such change.

(d) In the event of any capital reorganization or reclassification of the Shares (other than a change in the par value thereof) of the Company or in the event of any merger or amalgamation of the Company with or into any other company or in the event of any sale of the assets of the Company as or substantially as an entirety, then the Holder shall thereafter have the right to purchase and receive, in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrant, the kind and amount of Shares and other securities and property receivable upon such capital reorganization, reclassification, merger, amalgamation or sale which the Holder of a number of Shares equal to the number of Shares purchasable and receivable upon the exercise of the rights represented by the Warrant would have received as a result of such. The subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this paragraph (d).

(e) If the Company at any time while the Warrant is outstanding pays any stock dividend or makes any distribution to its shareholders payable in Shares, the Company shall thereafter deliver at the time of purchase of Shares under the Warrant, in addition to the number of Shares in respect of which the right of purchase is then being exercised, an additional number of Shares of the appropriate class as would have been payable on the Shares so purchased if they had been outstanding on the record date for the payment of such stock dividend.

(f)      The adjustments provided for in this Section are cumulative.

(g) The Company shall not be required to issue fractional Shares or other securities in satisfaction of its obligations hereunder. If any fractional interest in a Share or other security would, except for the provisions of this paragraph (g), be deliverable upon the exercise of the Warrant, the Company shall, at its option, in lieu of delivering a fractional Share or other security therefor, satisfy the right to receive such fractional interest by payment to the Holder of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the current market value of the right to subscribe for such fractional interest (computed on the basis of the last sale price of Shares of the Company on the Vancouver Stock Exchange preceding the day on which such exercise takes place or, if no such price is available, at the fair market value thereof as determined by the Company's Auditors).

Section 4.07 - DETERMINATION OF ADJUSTMENTS: If any questions shall at any time arise with respect to the exercise price, such question shall be conclusively determined by the Company's Auditors, or, if they decline to so act any other firm of Chartered Accountants, in Vancouver, that the Company may designate and who shall have access to all appropriate records and such determination shall be binding upon the Company and the Holders.

ARTICLE FIVE - COVENANTS BY THE COMPANY

Section 5.01 - RESERVATION OF SHARES: The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Shares to satisfy the rights of purchase provided for in the Warrant Certificate.

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                                      -4-

ARTICLE SIX - MERGER AND SUCCESSORS

Section 6.01 - COMPANY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS: Nothing herein contained shall prevent any amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same; provided however that the corporation formed by such amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall be a corporation organized and existing under the laws of Canada or of the United States of America, or any Province, State, District or Territory thereof, and shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

Section 6.02 - SUCCESSOR CORPORATION SUBSTITUTED: In case the Company, pursuant to Section 6.01 shall be amalgamated or merged with or into any other corporation or corporations, or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder. Such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.



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                                SUBSCRIPTION FORM


TO:  ENERGAS RESOURCES INC.

The undersigned being the bearer of the within Warrant Certificate, hereby subscribes for ____________________ of the common shares referred to in the said Warrant Certificate according to the conditions thereof and herewith makes payment of the purchase price in full for the said number of shares.

The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:

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        NAME(S) IN FULL                             ADDRESS                            NUMBER OF SHARES
--------------------------------- --------------------------------------------- -------------------------------

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

DATED this                  day of                                    , 200    .
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SIGNATURE


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NOTE: ANY SECURITIES ACQUIRED PURSUANT TO THIS WARRANT CERTIFICATE ON OR PRIOR
TO APRIL 7, 2002 WILL BE SUBJECT TO A HOLD PERIOD EXPIRING ON APRIL 7, 2002.
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ANY SECURITIES ACQUIRED PURSUANT TO THIS WARRANT CERTIFICATE ON OR PRIOR TO
AUGUST 7, 2001 WILL REQUIRE THE FOLLOWING LEGEND: WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL AUGUST 7, 2001.
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